UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
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                                 FORM 8-K
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                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Act of 1934 Date of
            Report (Date of earliest event reported): October 5, 2004
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                   SECURED DIVERSIFIED INVESTMENT, LTD.
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          (Exact name of registrant as specified in its charter)

                                   Nevada
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      (State or other jurisdiction of incorporation or organization)

          0-30653                                      80-0068489
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  (Commission File Number)                  (IRS Employer Identification No.)

        5030 Campus Drive
     Newport Beach, California                             92660
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(Address of Principal Executive Offices)                 (Zip Code)

     Registrant's telephone number, including area code: (949) 851-1069
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Item 5.02. Departure of Directors.

         At its regularly scheduled meeting of the Board of Directors on October 5, 2004, two directors announced their immediate resignations. Ron Robinson and Sumiye Leonard verbally resigned from their position as directors; Mr. Robinson has also given written notice of such resignation. Neither director served on any committee of the Board. Both directors indicated that they were resigning because the Company had not obtained a director and officer liability insurance policy. The Company does not believe that any disagreement between such resigning directors and the Company exists or was the reason for the resignations.

         The Company is actively soliciting quotes for such policies and anticipates obtaining a policy before the end of December 2004. Nonetheless, even if the Company receives a director and officer liability insurance policy, such directors will not be reinstated or re-elected.

         In light of the resignations, the Board of Directors voted unanimously to approve a reduction in the number of directors from seven to five, effective upon shareholder approval, if required.


                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2004


SECURED DIVERSIFIED INVESTMENT, LTD.

By: /s/LUIS LEON
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Luis Leon, Chief Executive Officer